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                                                                    EXHIBIT 12.1

          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
       IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                             (Dollars in Millions)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             -----------------------------------
                                                             1999   1998    1997    1996    1995
                                                             ----   -----   ----   ------   ----
Earnings before fixed charges:
Income (loss) from continuing operations before income
  taxes....................................................  $510   $(679)  $204   $  563   $348
Interest and debt expense..................................   268     426    433      462    484
Interest portion of rental expense.........................    15      16     16       14     14
                                                             ----   -----   ----   ------   ----
Earnings before fixed charges..............................  $793   $(237)  $653   $1,039   $846
                                                             ----   -----   ----   ------   ----
Fixed charges:
Interest and debt expense..................................  $268   $ 426   $433   $  462   $484
Interest portion of rental expense.........................    15      16     16       14     14
                                                             ----   -----   ----   ------   ----
     Total fixed charges...................................  $283   $ 442   $449   $  476   $498
                                                             ----   -----   ----   ------   ----
Ratio of earnings to fixed charges.........................   2.8      --    1.5      2.2    1.7
Deficiency in the coverage of fixed charges by earnings
  before fixed charges.....................................    --   $(679)    --       --     --